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                                                                       EXHIBIT 5

            OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP


                               January 25, 2000


Digital Island, Inc.
45 Fremont Street, Suite 1200
San Francisco, Ca 94105

          Re: Digital Island, Inc.-Registration Statement for Offering of an Aggregate of 5,535,165 Shares of Common Stock
               --------------------------------------------------------------

Dear Ladies and Gentlemen:

          We have acted as counsel to Digital Island, Inc. a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 5,535,165 shares of common stock for issuance (the "Shares") under the Sandpiper Networks, Inc. 1997 Stock Plan and the Digital Island, Inc. 1999 Employee Stock Purchase Plan and 1999 Stock Incentive Plan (together, the "Plans").

          This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

          We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Sandpiper Networks, Inc. 1997 Stock Plan and the options outstanding thereunder and with the establishment of the 1999 Employee Stock Purchase Plan and 1999 Stock Incentive Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to (a) the provisions of stock option agreements duly authorized under the 1999 Stock Incentive Plan and the Sandpiper Networks, Inc. 1997 Stock Plan and in accordance with the Registration Statement or (b) the provisions of duly authorized stock purchase rights issued in accordance with the 1999 Employee Stock Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

          We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

          This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the Shares.


                              Very truly yours,


                              /s/Brobeck Phleger & Harrison LLP
                              --------------------------------------------
                              BROBECK, PHLEGER & HARRISON LLP